Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Ultra Petroleum Corp. Provides Operational Update, Reaffirms 2019 Production Guidance,

Reduces 2019 Capital Investment Guidance and Announces Participation in Upcoming Investor Events

Englewood, Colorado – June 3, 2019 – Ultra Petroleum Corp. (“Ultra Petroleum” or the “Company”) (NASDAQ: UPL) announced that it has released a rig and reduced its operated rig count in Pinedale from three to two.

Production guidance for full-year 2019 remains unchanged at 240 to 250 Bcfe while capital investment guidance for full-year 2019 is reduced by $15 million to a new range of $305 to $335 million. In May, the Company drilled 3 wells with spud to total depth times of less than 6 days, compared to its first quarter average of 8.05 days. Improved drilling cycle-time performance and higher working interest in wells planned for the remainder of the year provides for 2019 production guidance to remain unchanged while 2019 capital investment is reduced by approximately 5 percent.

Our team continues to improve drilling cycle-time performance. As a result, we are drilling wells faster and can accomplish our 2019 plan with the adjustment down to two operated rigs for the remainder of the year. “With increased drilling efficiency, along with higher working interest in wells planned for the remainder of the year, we are maintaining full year production guidance, reducing capital investment and moving the Company closer to its projection of free cash flow in the fourth quarter of 2019,” said Ultra Petroleum’s President and CEO Brad Johnson.

Ultra Petroleum to Participate in Upcoming Conferences

Senior management plans to participate in one-on-one meetings at both the Barclays High Yield Bond & Syndicated Loan Conference in Colorado Springs, Colorado, on Thursday, June 6 and the Stifel 2019 Cross Sector Insight Conference in Boston, on Tuesday, June 11.

About Ultra Petroleum

Ultra Petroleum Corp. is an independent energy company engaged in domestic natural gas and oil exploration, development and production. The Company is listed on NASDAQ and trades under the ticker symbol “UPL”.

Additional information on the Company is available at www.ultrapetroleum.com. In addition, our filings with the Securities and Exchange Commission (“SEC”) are available by written request to Ultra Petroleum Corp. at 116 Inverness Drive East, Suite 400, Englewood, CO 80112 (Attention: Investor Relations) or on our website (www.ultrapetroleum.com) or from the SEC on their website at www.sec.gov or by telephone request at 1-800-SEC-0330.

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This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statement, including any opinions, forecasts, projections or other statements, other than statements of historical fact, are or may be forward-looking statements. Although the Company believes the expectations reflected in any forward-looking statements herein are reasonable, we can give no assurance that such expectations will prove to have been correct and actual results may differ materially from those projected or reflected in such statements. This news release also includes forward-looking statements about the Company’s borrowing base, which is based in part upon estimates of the Company’s proved reserves. There are numerous uncertainties inherent in estimating proved reserves, including projecting future rates of production and timing of development. In addition, certain risks and uncertainties inherent in our business as well as risks and uncertainties related to our operational and financial results are set forth in our filings with the SEC, particularly in the section entitled “Risk Factors” included in our Annual Report on Form 10-K for the most recent fiscal year, our most recent Quarterly Reports on Form 10-Q, and from time to time in other filings made by the Company with the SEC. Some of these risks and uncertainties include, but are not limited to, the Company’s ability to decrease its leverage or fixed costs, increased competition, the timing and extent of changes in prices for oil and gas, particularly in the areas where we own properties, conduct operations, and market our production, as well as the timing and extent of our success in discovering, developing, producing and estimating oil and gas reserves, our ability to successfully monetize the properties we are marketing, weather and government regulation, and the availability of oil field services, personnel and equipment.

For further information contact:

Investor Relations

303-708-9740, ext. 9898

Email: IR@ultrapetroleum.com

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